UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2004 (September 20, 2004)

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory,Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4601 DTC Boulevard, Suite 750 Denver, Colorado	80237-2571
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Indemnification Agreements.

On September 20, 2004, the Company’s Board of Directors authorized the Company to enter into Indemnification Agreements with each of its directors and officers. The Indemnification Agreements are in furtherance of the indemnification provisions contained in the Company’s By-laws.

Also on September 20, 2004, the Company’s Board of Directors authorized each of its wholly-owned subsidiaries, Apollo Gold, Inc., Apollo Gold Exploration, Inc., Florida Canyon Mining, Inc., Mine Development Finance, Inc., Montana Tunnels Mining, Inc., and Standard Gold Mining, Inc. (collectively the “Subsidiaries” and each a “Subsidiary”), to enter into Indemnification Agreements with each of the directors and officers of the Company and the Subsidiaries. The Indemnification Agreements are in furtherance of the indemnification provisions contained in the various By-laws of the Subsidiaries.

The forms of both Indemnification Agreements provide, among other things, that the Company, or the Subsidiary as the case may be, will indemnify such directors and officers to the fullest extent of the law against any and all losses, claims, damages, expenses and liabilities arising out of their service to, and activities on behalf of, the Company or the Subsidiaries. The form of Indemnification Agreement between the Company and its directors and officers is included in this report as Exhibit 10.1. The form of Indemnification Agreement between the Subsidiaries and the directors and officers of the Company and Subsidiaries is included in this report as Exhibit 10.2.

Williams Employment Agreement.

On September 22, 2004, the Company entered into an employment agreement with Melvyn Williams effective as of February 16, 2004, to serve as the Company’s Senior Vice-President, Finance and Corporate Development (“Williams Employment Agreement”). The Williams Employment Agreement provides for a base salary of $200,000 per year, a discretionary bonus and participation in the Company’s incentive stock option plan among other benefits. The Williams Employment Agreement is for an indefinite term. Mr. Williams may terminate his Employment Agreement upon one month’s advance notice to the Company and the Company may terminate the employment of Mr. Williams with or without cause. In the event of a change of control of the Company or termination without cause, Mr. Williams is entitled to receive immediate vesting of all granted stock options, payment of 24 months of salary, 50% of any bonus entitlement for a 24 month period and continuation of insurance benefits for a period of 24 months. The Williams Employment Agreement is included in this report as Exhibit 10.3.

Miller Employment Agreement.

On September 22, 2004, the Company entered into an employment agreement with Don Miller effective as of March 1, 2004, to serve as the Company’s Vice-President, Human Resources & Administration (“Miller Employment Agreement”). The Miller Employment Agreement provides for a base salary of $150,000 per year, a discretionary bonus and participation in the Company’s incentive stock option plan among other benefits. The Miller Employment Agreement is for an indefinite term. Mr. Miller may terminate his Employment Agreement upon one month’s advance notice to the Company and the Company may terminate Mr. Miller’s employment with or without cause. In the event of a change of control of the Company or termination without cause, Mr. Miller is entitled to receive immediate vesting of all granted stock options, payment of 24 months of salary, 50% of any bonus entitlement for a 24 month period and continuation of insurance benefits for a period of 24 months. The Miller Employment Agreement is included in this report as Exhibit 10.4.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	Form of Indemnification Agreement between the Company and its directors and officers.

10.2	Form of Indemnification Agreement between the Company’s Subsidiaries and the Company’s and Subsidiaries directors and officers.

10.3	Employment Agreement between the Company and Melvyn Williams, effective as of February 16, 2004.

10.4	Employment Agreement between the Company and Donald O. Miller, effective as of March 1, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GOLD CORPORATION

Date: September 24, 2004	By:	/s/ R. Llee Chapman
R. Llee Chapman
Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description of Document
10.1	Form of Indemnification Agreement between the Company and its directors and officers.
10.2	Form of Indemnification Agreement between the Company’s Subsidiaries and the Company’s and Subsidiaries directors and officers.
10.3	Employment Agreement between the Company and Melvyn Williams, effective as of February 16, 2004.
10.4	Employment Agreement between the Company and Donald O. Miller, effective as of March 1, 2004.

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